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                                                                    Exhibit 23.1

                               ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated July 30, 1997 (and to all references to our Firm) included in or made part of this Prospectus which is included in the Application for Conversion on Form 86-AC, the Notice and Application for Conversion for The Warwick Savings Bank, the Registration Statement on Form S-1, and related Prospectus of Warwick Community Bancorp, Inc. as amended to date.




                                          /s/ Arthur Andersen LLP



New York, New York
October 24, 1997